MAINSTREET BANKSHARES, INC.

News Release

For Immediate Release: December 20, 2007

MAINSTREET ANNOUNCES SECOND CASH DIVIDEND

MainStreet BankShares, Inc., ("MainStreet"), in Martinsville, Virginia announced today that its Board of Directors, at a regularly scheduled board meeting on December 19, 2007, approved a $.05 per share cash dividend payable on February 8, 2008 to shareholders of record on January 18, 2008. This will be the second cash dividend paid by the Company. MainStreet is quoted on the Over the Counter Bulletin Board under the symbol MREE.

Larry A. Heaton, President and Chief Executive Officer stated, "Our Board of Directors is pleased to provide our shareholders with their second quarterly cash dividend. We continue to consider our common stock to be an appealing investment based upon recent pricing."

MainStreet BankShares, Inc. is a bank holding company operating in Martinsville, Virginia. MainStreet currently has two wholly owned subsidiaries, Franklin Community Bank, N.A., ("Franklin Bank") and MainStreet RealEstate, Inc. Franklin Bank currently operates four banking offices in Rocky Mount and Smith Mountain Lake.

Contact: Larry A. Heaton, President and CEO

MainStreet BankShares, Inc.

Martinsville, Virginia

(540) 489-3412